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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Murdock Communications Corporation (the "Company") on Form S-8, relating to 272,529 shares of Common Stock issuable under the 1993 Stock Option Plan, of our report dated March 25, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph reflecting substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Murdock Communications Corporation for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Cedar Rapids, Iowa
August 18, 1998